SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary proxy statement         [  ]  Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         OLD KENT FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

     (2)   Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

     (5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

                       INFORMATION CONCERNING PARTICIPANTS

            Old Kent Financial Corporation (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger transaction between the Company and Fifth Third Bancorp, an Ohio corporation. The participants in this solicitation may include the directors of the
Company: William P. Crawford, Richard M. DeVos, Jr., James P. Hackett, Erina Hanka, Michael J. Jandernoa, Kevin T. Kabat, Fred P. Keller, John P. Keller, Hendrik G. Meijer, Percy A. Pierre, Marilyn J. Schlack, Peter F. Secchia, David
J. Wagner, Margaret Sellers Walker and Robert H. Warrington. As of the date of this communication, none of the foregoing persons individually beneficially owns in excess of 1% of the Company's outstanding common stock. Additional information about the directors of the Company is included in the Company's proxy statement for its 2000 Annual Meeting of Shareholders dated February
28, 2000. Information will also be included in a joint proxy statement/prospectus to be filed by the Company and Fifth Third Bancorp in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting Old Kent Financial Corporation, 111 Lyon Street N.W., Grand Rapids, Michigan 49503, Attention: Albert T. Potas, Senior Vice President (Investor
Relations), telephone (616) 771-1931.

            INVESTORS SHOULD READ THE JOINT PROXY STATEMENT-PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The following is a press release issued by the Company and Fifth Third Bancorp on November 20, 2000:

CONTACT:    Fifth Third                               FOR IMMEDIATE RELEASE
            Neal E. Arnold (Analysts)                 November 20, 2000
            (513) 579-4356
            Roberta R. Jennings (Media)
            (513) 579-4153

            Old Kent
            Albert T. Potas (Analysts)
            (616) 771-1931
            Larry S. Magnesen (Media)
            (616) 771-5278


FIFTH THIRD & OLD KENT TO MERGE

-    Expands Fifth Third's Presence To 3rd in Michigan and 5th in Chicago
- Immediately Accretive to EPS, Before Cost Savings and Revenue Enhancement Opportunities
- Maintains Historically Superior Fifth Third Operating Ratios, Balance Sheet Strength
- Provides Substantial Revenue Expansion Potential With Old Kent's One Million Customers
-    Low-Risk Integration


      Fifth Third Bancorp (NASDAQ: FITB) and Old Kent (NYSE: OK) announced today the signing of a definitive agreement in which Fifth Third will merge with Old Kent, headquartered in Grand Rapids, Michigan. Old Kent is a financial holding company with a 41-year history of consecutive annual increases in earnings per share and dividends. With assets of $22.5 billion, it operates over 300 banking offices in Michigan, Illinois and Indiana, as well as Old Kent Mortgage Company.

      Fifth Third continues its profitable growth in the Midwest. The combined company will have $69.1 billion in assets, $43.8 billion in deposits and over 980 banking locations, primarily in Ohio, Kentucky, Indiana, Michigan and Illinois. Fifth Third will be the second largest banking franchise, based on deposits, in these attractive Midwestern states.

      Fifth Third President & CEO George A. Schaefer, Jr. states, "We strongly believe that we have seized a unique opportunity to merge with one of the strongest, highest quality franchises in the Midwest. David Wagner and his management team have built a strong franchise that we've long admired, and one with which we are confident we can grow revenues in historical Fifth Third fashion."

      Schaefer continues, "Old Kent's financial strength, stable credit quality and concentration in attractive Midwestern cities provides the best platform for us to proceed with our Michigan and Chicago expansion strategies. Having successfully completed the integration of CNB Bancshares earlier this year, in August we announced our intent to acquire Ottawa Financial Corporation in Holland, Michigan. The Old Kent and Ottawa transactions are consistent with our steady growth pattern and position us for continued growth and service to Chicago and Michigan-area customers."

      Fifth Third will exchange, on a tax-free basis, 0.74 shares of its common stock for each share of Old Kent common stock. Based on Fifth Third's November 17, 2000 closing price of $48.06, the transaction is valued at approximately $4.9 billion. The transaction is expected to be approximately 11 percent accretive to Fifth Third's 2001 earnings per share (based on IBES estimates). In addition, the transaction will significantly exceed Fifth Third's internal rate of return goals. Management of the combined company expects to achieve cost savings of 20 percent of Old Kent's total operating expenses, with these savings being phased in 25 percent in 2001, 75 percent in 2002 and 100 percent by 2003. Fifth Third expects to incur merger-related charges of approximately $235 million, after tax. The transaction is expected to be completed in the second quarter of 2001 and accounted for as a pooling of interests.

      Old Kent Chairman, President & CEO David Wagner remarked, "We are extremely excited about this opportunity to team up with Fifth Third for a number of reasons. In Fifth Third, with its outstanding performance record, we have found a partner with whom we can continue to deliver upon our commitment to create long-term shareholder value. A great deal of time and money has been spent to build the franchise we have today, and this merger provides us with the opportunity to continue to build upon the success of the past."

      "Merging with Fifth Third gives us the competitive edge we need to continue to serve the financial needs of both individuals and businesses. Their size, stability and overall market presence will enhance the types of products we offer and significantly expand our presence throughout our primary five state operating region. Old Kent and Fifth Third are two of the most consistently profitable and growing banks in the Midwest, and we're excited to create such a strong banking franchise in the attractive growth markets of Michigan and Illinois."

      Wagner continued, "In addition, we believe that Fifth Third's operating philosophy will benefit our employees, our customers and the communities in which we operate. Employees and customers alike will be well served by Fifth Third's long-standing practice of operating with local decision-makers, local employees and a local Board of Directors."

      "Both Old Kent and Fifth Third firmly believe that building stronger communities builds stronger banks. We have a long history of community development in our markets, and so does Fifth Third. BLITZ, Fifth Third's community development program, is funding $9 billion in Building, Lending, Investments and Technology Zones initiatives throughout our seven-state region, and we are committed to furthering this aggressive pledge."

      Continuing its commitment to growth through strong decentralized management, Fifth Third will establish Fifth Third Bank, Michigan with three main banks in Grand Rapids, Detroit and Traverse City. David J. Wagner will serve as Chairman & CEO of Fifth Third Bank, Michigan and remain in Grand Rapids. He will become one of three new directors added to Fifth Third Bancorp's Board of Directors as a result of this transaction. Kevin T. Kabat of Old Kent will be President, Fifth Third Bank in Grand Rapids; Bradlee F. Stamper, currently Fifth Third President & CEO in Northern Indiana, will lead Fifth Third Bank, Chicago; and Robert H. Warrington will serve as President of the Fifth Third Mortgage Company.

      Following the merger, Fifth Third will continue to be one of the nation's most solid, highest performing financial institutions, with a diversified source of income. On a pro forma basis, net income sources will consist of: retail/community banking, 44 percent; corporate banking, 29 percent; investment/insurance, 9 percent; data processing, 7 percent; and mortgage banking, 5 percent. On a pro forma basis for the twelve months ended September 30, 2000, including the effect of anticipated cost savings, the combined company had return on assets of 1.93 percent; return on average equity of 21.8 percent; and an efficiency ratio of 42.9 percent.

      Due diligence on the transaction has been completed by both parties and completion of the transaction is subject to normal regulatory approvals and approval of Fifth Third and Old Kent shareholders. Old Kent has granted Fifth Third an option to purchase 19.9 percent of its common shares under certain circumstances.

      Fifth Third was advised in this transaction by the investment bank of Salomon Smith Barney Inc. and the law firm of Cleary, Gottlieb, Steen & Hamilton. Old Kent was advised by the investment bank of Merrill Lynch and the law firm of Wachtell, Lipton, Rosen & Katz.

      Fifth Third and Old Kent will host a conference call to discuss this transaction at 9:30 a.m. (Eastern Standard Time) on November 20, 2000. Investors, analysts and other interested parties may dial into the conference call at 800-593-7038 for domestic access and 847-619-6820 for international access. In addition, a slide presentation containing information related to the transaction is available on Fifth Third's website, at http://www.53.com/investor/. A replay of the conference call will be available until November 30, 2000, by dialing 888-843-8954 (passcode: 3163633) for domestic access and 847-619-6820 (passcode: 6306523043) for international access.

      Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The company has $44 billion in assets, operates 14 affiliates with 640 full-service Banking Centers, including 117 Bank Mart(R) locations open seven days a week inside select grocery stores and 1,400 Jeanie(R) ATMs in Ohio, Kentucky, Indiana, Florida, Arizona, Michigan and Illinois. A leader in e-commerce, Fifth Third was named #1 e-business innovator by PC WEEK. The financial strength of Fifth Third's affiliate banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa2 from Standard & Poor's and Moody's, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1, and was recently recognized by Moody's with one of the highest senior debt ratings for any U.S. bank holding company. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Midwest Payment Systems, the Bank's data processing subsidiary. Investor information and press releases can be viewed at http://www.53.com; press releases are also available by fax at no charge by calling 800-758-5804, identification number 281775. The company's common stock is traded in the over-the-counter market through the NASDAQ National Market System under the symbol "FITB."


                                  * * * * *


      THIS DOCUMENT CONTAINS OR MAY CONTAIN FORWARD-LOOKING STATEMENTS ABOUT FIFTH THIRD BANCORP, OLD KENT AND THE COMBINED COMPANY WHICH WE BELIEVE ARE WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS DOCUMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES, FUTURE PERFORMANCE AND BUSINESS OF

FIFTH THIRD BANCORP, INCLUDING STATEMENTS PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM HISTORICAL PERFORMANCE AND THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO: (1) COMPETITIVE PRESSURES AMONG DEPOSITORY INSTITUTIONS INCREASE SIGNIFICANTLY; (2) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (3) PREPAYMENT SPEEDS, LOAN SALE VOLUMES, CHARGE-OFFS AND LOAN LOSS PROVISIONS; (4) GENERAL ECONOMIC CONDITIONS, EITHER NATIONAL OR IN THE STATES IN WHICH FIFTH THIRD BANCORP DOES BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; (5) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH FIFTH THIRD BANCORP IS ENGAGED; AND (6) CHANGES IN THE SECURITIES MARKETS. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD EFFECT THE FINANCIAL RESULTS OF FIFTH THIRD BANCORP AFTER THE MERGER ARE INCLUDED IN FIFTH THIRD BANCORP'S AND OLD KENT'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE DOCUMENTS ARE AVAILABLE FREE OF CHARGE AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV AND/OR FROM FIFTH THIRD BANCORP OR OLD KENT.

      INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTIONS REFERENCED IN THIS DOCUMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT/PROSPECTUS WILL BE FILED WITH THE COMMISSION BY FIFTH THIRD BANCORP AND OLD KENT. SECURITY HOLDERS MAY RECEIVE A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER RELATED DOCUMENTS FILED BY FIFTH THIRD BANCORP AND OLD KENT AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV AND/OR FROM FIFTH THIRD BANCORP OR OLD KENT.

      OLD KENT AND ITS EXECUTIVE OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF OLD KENT WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. INFORMATION REGARDING SUCH OFFICERS AND DIRECTORS IS INCLUDED IN OLD KENT'S PROXY STATEMENT FOR ITS 2000 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE COMMISSION ON FEBRUARY 25, 2000. THIS DOCUMENT IS AVAILABLE FREE OF CHARGE AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV AND/OR FROM OLD KENT.

      FIFTH THIRD BANCORP AND ITS EXECUTIVE OFFICERS AND DIRECTORS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF FIFTH THIRD BANCORP WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. INFORMATION REGARDING SUCH OFFICERS AND DIRECTORS IS INCLUDED IN FIFTH THIRD BANCORP'S PROXY STATEMENT FOR ITS 2000 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE COMMISSION ON FEBRUARY 9, 2000. THIS DOCUMENT IS AVAILABLE FREE OF CHARGE AT THE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV AND/OR FROM FIFTH THIRD BANCORP.


                                       # # #

The following is a joint presentation given by officers of the Company and Fifth Third Bancorp to analysts and investors on November 20, 2000:

                               FIFTH THIRD BANCORP

                             [FIFTH THIRD BANK LOGO]
                    ----------------------------------------

                                 ACQUISITION OF

                         OLD KENT FINANCIAL CORPORATION

                                 [OLD KENT LOGO]

                                NOVEMBER 20, 2000

Forward-Looking Statement
--------------------------------------------------------------------------------

This document contains forward-looking statements about Fifth Third Bancorp ("Fifth Third" or "FITB"), Old Kent Financial Corporation ("Old Kent" or "OK") and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third and/or the combined company. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to:
(1) competitive pressures among depository institutions increase significantly;
(2) changes in the interest rate environment reduce interest margins;
(3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions;
(4) general economic conditions, either national or in the states in which Fifth Third and Old Kent do business, are less favorable than expected;
(5) legislative or regulatory changes adversely affect the business in which Fifth Third and Old Kent are engaged; and (6) changes in the securities markets. Further information on other factors which could effect the financial results of Fifth Third after the merger are included in Fifth Third's and Old Kent's filings with the SEC. These documents are available free of charge at the SEC's website at http://www.sec.gov and/or from Fifth Third or Old Kent.

Disclosure
--------------------------------------------------------------------------------

Investors and security holders are advised to read the proxy statement/prospectus regarding the transactions referenced in this document when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Fifth Third and Old Kent. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by Fifth Third and Old Kent at the Securities and Exchange Commission's website at http://www.sec.gov and/or from Fifth Third or Old Kent.

Old Kent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Old Kent with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Old Kent's proxy statement for its 2000 Annual Meeting of shareholders filed with the Commission on February 25, 2000. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Old Kent.

Fifth Third and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Fifth Third with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Fifth Third's proxy statement for its 2000 Annual Meeting of shareholders filed with the Commission on February 9, 2000. This document is available free of charge at the Commission's website at http://www.sec.gov and/or from Fifth Third.

--------------------------------------------------------------------------------

                               TRANSACTION SUMMARY

--------------------------------------------------------------------------------

Transaction Summary
--------------------------------------------------------------------------------

Exchange Ratio:                     0.74 FIFTH THIRD SHARES PER OLD KENT SHARE

Price per Old Kent Share:           $ 35.57 (1)

Transaction Structure:              Pooling-of-interests
                                    Tax-free exchange
                                    19.9% Lock-up

Transaction Value:                  $4.9 billion (2)

Board Representation:               3 Additional Directors to Fifth Third
                                      Bancorp Board

Expected Closing:                   Second Quarter 2001

Expected Restructuring Charges:     $235 million, after-tax

Due Diligence:                      Completed (including credit, operations and
                                      mortgage)

Required Approvals:                 Regulatory
                                    Fifth Third Shareholders
                                    Old Kent Shareholders

Management:                         Significant roles for Old Kent Management






(1)  Based on FITB closing price of $48.0625 on November 17, 2000.
(2)  Based on 138.3 million average fully diluted shares outstanding for 3Q00.

Transaction Summary
--------------------------------------------------------------------------------

Transaction Rationale

     -    Completely consistent with stated strategies
     -    Expansion into Michigan and Chicago has been a priority
     -    Acquire significant market share (top 5 position) in 2 new markets
     -    #2 deposit market share in key MSAs within the 5 states we serve
     -    Excellent growth opportunity in the highly populated midwestern MSAs
     -    Attractive Old Kent Trust & Commercial banking platform in new markets
     -    Management accretive


Financially Attractive

     -    Immediately accretive, before synergies
     -    High IRR transaction
     -    Maintains high net income and revenue growth rates
     -    No diminution of superior performance measures
     -    Disciplined pricing


Minimal Risk

     -    Consistency in credit culture & operating philosophies
     -    Extremely conservative synergies assumptions - $ and timing

--------------------------------------------------------------------------------

                             TRANSACTION RATIONALE

--------------------------------------------------------------------------------

Transaction Rationale
--------------------------------------------------------------------------------


-    Expansion into attractive Michigan & Chicago markets

          -    Combined franchise achieves a leading position in Michigan

               - ranks #3 at 9.4% share with $10.6 billion in deposits
               - Michigan is 10th largest deposit market in US, with
                    $126 billion

          -    Adds a very strong Chicago franchise

               - ranks #5 at 3.6% share with $5.9 billion in deposits

          -    Enhances Fifth Third's position in Illinois

               - ranks #5 at 3.1% share with $6.7 billion in deposits
               - Illinois is 4th largest deposit market in US, with $224 billion

-    Adds over 1 million customers to Fifth Third franchise

- Incremental franchise area has 16 million potential customers for Fifth Third

- Achieves in one transaction what would otherwise require several transactions







       N.B. Source: SNL Branch Migration Datasource as of June 30, 1999.

Extension of Franchise
--------------------------------------------------------------------------------

                        [Graphic depicting the location
                    of Fifth Third and Old Kent Franchises]


Dollars in billions.

                                            LARGEST MSAS OF
                                          PRO FORMA FRANCHISE

                                           COMBINED COMPANY
                              -----------------------------------------
                              RANK      DEPOSITS   MK. SHARE   BRANCHES
                              -----------------------------------------
Chicago                        5         $5,870        3.6%       75
Cincinnati OH-KY-IN            1          5,700       22.1       115
Grand Rapids-Muskegon-         1          4,604       40.0        86
Holland MI
Dayton-Springfield OH          1          2,466       25.3        51
Columbus OH                    3          2,420       11.5        62
Cleveland-Lorain-Elyria OH     6          2,075        4.5        62
Toledo OH                      1          1,848       26.0        34
Detroit MI                     8          1,689        2.8        60
Evansville-Henderson IN-KY     2          1,448       33.6        31
Indianapolis IN                3          1,437        7.3        52



Source: SNL Branch Migration Database as of June 30, 1999.
NB -combined FITB / OK data pre-divestiture (if required).

Unique Consolidation Opportunity
--------------------------------------------------------------------------------

- ACHIEVES IN ONE TRANSACTION WHAT WOULD OTHERWISE REQUIRE SEVERAL TRANSACTIONS
- ADDS SIGNIFICANT TRUST AND COMMERCIAL BANKING BUSINESSES THAT MAY NOT BE FULLY DEVELOPED IN OTHER POTENTIAL ACQUISITION OPPORTUNITIES


MICHIGAN                      MARKET
                              SHARE
--------------------------------------
  1   BANK ONE CORP.            15.9%
  2   COMERICA INC.             14.2
--------------------------------------
| 3   FITB / OK                  9.4 |
--------------------------------------
  4   NATIONAL CITY CORP.        8.9
  5   ABN AMRO                   8.2
  6   MICHIGAN NATIONAL          7.2
  7   HUNTINGTON BANCSHARES      4.2
  8   CITIZENS BANKING CORP.     3.5
  9   CHARTER ONE FINANCIAL      3.2
  10  CHEMICAL FINANCIAL         3.2


CHICAGO MSA                   MARKET
                              SHARE
--------------------------------------
  1   BANK ONE CORP.          17.5 %
  2   ABN AMRO                14.4
  3   BANK OF MONTREAL         5.1
  4   NORTHERN TRUST CORP.     5.1
--------------------------------------
| 5   FITB / OK                3.6   |
--------------------------------------
  6   CITIGROUP INC.           2.6
  7   CHARTER ONE FINANCIAL    2.3
  8   FIRST MIDWEST BANCORP    2.1
  9   BANK OF AMERICA CORP.    2.1
  10  MAF BANCORP INC.         1.8





Source: SNL Branch Migration Database as of June 30, 1999.
NB -combined FITB / OK data pre-divestiture (if required).

Significant Presence and Upside for Growth
--------------------------------------------------------------------------------

- Only 1 out of 16 possible households is a Fifth Third customer
- Best major-MSA concentration
- Familiar Fifth Third competitors
- Fragmented market

                                        INDIANA
                             Population        5.9 million
                             National Rank            14th

                         DEPOSITS  BRANCHES  MARKET SHARE
                         -----------------------------------
1. Bank One Corp         $12,333      219         17.5%
2. National City Corp.     7,053      202         10.0
------------------------------------------------------------
3. FITB / OK               5,386      162          7.7
------------------------------------------------------------
4  Old National Bancorp    4,270      104          6.1
5. 1st Source Corp.        2,182       44          3.1


                                          OHIO
                             Population       11.2 million
                             National Rank             7th

                         DEPOSITS  BRANCHES  MARKET SHARE
                         -----------------------------------

1. Key Corp              $18,953      225         12.1%
------------------------------------------------------------
2. Fifth Third            16,408      378         10.5
------------------------------------------------------------
3. National City Corp.    15,624      349         10.0
4. Bank One Corp.         15,168      276          9.7
5. US Bancorp              9,034      307          5.8


                                       ILLINOIS
                             Population       12.1 million
                             National Rank             5th

                         DEPOSITS  BRANCHES  MARKET SHARE
                         -----------------------------------
1. Bank One Corp          $30,166     244         13.8%
2. ABN AMRO                23,260     122         10.6
3. Bank of Montreal        15,813     134          7.2
4. Northern Trust Corp.     8,285      17          3.8
------------------------------------------------------------
5. FITB / OK                6,718      94          3.1
------------------------------------------------------------


                                       KENTUCKY
                             Population       4.0 million
                             National Rank           25th

                         DEPOSITS  BRANCHES  MARKET SHARE
                         -----------------------------------
1. National City          $4,549      114         9.4%
2. US Bancorp              4,036      134         8.4
3. Bank One                3,995       68         8.3
4. PNC Bank                3,322       56         6.9
------------------------------------------------------------
5. Fifth Third             2,589       97         5.4
------------------------------------------------------------


                                       MICHIGAN
                             Population       9.8 million
                             National Rank             8th

                         DEPOSITS  BRANCHES  MARKET SHARE
                         -----------------------------------
1. Bank One Corp         $18,008      259         15.9%
2. Comerica Inc.          16,053      251         14.2
------------------------------------------------------------
3. FITB / OK              10,604      269          9.4
------------------------------------------------------------
4. National City Corp.    10,040      275          8.9
5. ABN AMRO                9,268      151          8.2

Source: SNL Branch Migration Database as of June 30, 1999.
NB -combined FITB / OK data pre-divestiture (if required).

Similar Market Territory
--------------------------------------------------------------------------------


TOP 10 STATES FOR BUSINESS EXPANSION IN 1999:

NEW / EXPANDED FACILITIES

+ 1. MICHIGAN....................2,174
  2. CALIFORNIA..................2,137
+ 3. OHIO........................1,141
  4. TEXAS.........................939
  5. NEW YORK......................934
+ 6. ILLINOIS......................872
  7. NORTH CAROLINA................793
  8. MINNESOTA.....................435
  9. PENNSYLVANIA..................386
 10. VIRGINIA......................357



NEW MANUFACTURING PLANTS

  1. CALIFORNIA....................432
+ 2. MICHIGAN......................296
+ 3. OHIO..........................200
+ 4. ILLINOIS......................168
  5. TEXAS.........................137
  6. NEW YORK .....................117
  7. NORTH CAROLINA................110
  8. VIRGINIA.......................87
  9. PENNSYLVANIA...................76
 10. MINNESOTA......................72



TOP 3 METROPOLITAN AREAS FOR TOTAL FACILITIES

+ 1. DETROIT
+ 2. CHICAGO
  3. ORANGE COUNTY


Source: Site Selection Magazine's "Top 10" States.

Transaction Rationale
--------------------------------------------------------------------------------

+  COMPLETELY CONSISTENT WITH STATED FIFTH THIRD STRATEGY

     -  Consistent Markets and Demographics
     -  Consistent Credit and Operating Philosophy
     -  Consistent Business Lines
     -  Builds on Fifth Third's Decentralized Affiliate Bank Structure
     -  Compatible Risk Philosophy

Expands Revenue Potential
--------------------------------------------------------------------------------

+  CORE BUSINESSES COMPLIMENTED BY OTHER BUSINESS EXPERTISE



     FIFTH THIRD                                  OLD KENT

MID-SIZED BUSINESS BANKING                 SMALL & MIDDLE-MARKET
RETAIL BANKING                             BUSINESS BANKING
WEALTH MANAGEMENT              <---        RETAIL BANKING
  - TRUST AUM $22.2B           --->        WEALTH MANAGEMENT
  - MUTUAL FUNDS $5.3B                       - TRUST AUM    $11.9B
                                             - MUTUAL FUNDS $6.5B


DEPOSIT GENERATION             --->        LOCAL MANAGEMENT TALENT
ROBUST FEE INCOME GROWTH                   HIGH CUSTOMER AFFINITY
MERCHANT PROCESSING            <---
EFT PROCESSING

Uninterrupted Growth Story
--------------------------------------------------------------------------------

     + FIFTH THIRD AND OLD KENT COMBINED WILL CONTINUE TO GENERATE HIGH REVENUE GROWTH RATES

     +  SOURCES OF REVENUE GROWTH:

          ATTRACTIVE NEW MARKETS FOR FIFTH THIRD PRODUCTS:
               -  Duplicate FITB's deposit campaign successes in new markets
               -  Sell MPS' e-commerce solutions in new markets
               -  Enrich Commercial and Investment Advisory revenue mix

          ACHIEVING FITB RESULTS ON OK'S DEPOSIT BASE IS A $48 MILLION PER YEAR
            REVENUE OPPORTUNITY:
               -  Improve Old Kent's fee income to net revenue ratio*:
                    FITB = 38%; OK = 26%
               -  Ratio of deposit fee revenue to core deposits:
                    FITB = 1.54%; OK = 0.97%




*  Ratios calculated exclusing mortgage banking fees

--------------------------------------------------------------------------------

                             FINANCIALLY ATTRACTIVE

--------------------------------------------------------------------------------

Consistent Shareholder M&A Focus
--------------------------------------------------------------------------------

+  IMMEDIATELY ACCRETIVE TO EPS, BEFORE COST SAVINGS:

                                                   Estimated
                                                 EPS Accretion
                                                 -------------

          2001 No Synergies                           9.4%
          2001 with Phased-in Synergies (a)          11.3
          2002 with Phased-in Synergies (a)          12.5


+  CONSERVATIVE, IDENTIFIABLE AND READILY ACHIEVABLE COST SAVINGS
     Only 20% of Old Kent overhead
     Realistic Savings Timetable: 25% in `01   75% in `02 and 100% in `03
     Goal:     - Protect and grow revenues
               - Positioned to roll-out typical Fifth Third enhancement programs


+  IRR WELL ABOVE COST OF CAPITAL WITH CONSERVATIVE ASSUMPTIONS



(a) Assumes cost savings equal to 20% of Old Kent's controllable non-interest expenses phased-in at 25% in 2001 and 75% in 2002.

Consistent Shareholder M&A Focus
--------------------------------------------------------------------------------


+ NO REVENUE ENHANCEMENTS ASSUMED, BUT LONG STANDING TRACK RECORD OF IMPROVING PERFORMANCE AND REVENUE


+  SIGNIFICANT POTENTIAL FOR REVENUE AND PRODUCTIVITY IMPROVEMENTS

                                      Fifth Third         Old Kent
                                      -----------         --------

          - Net income per FTE          $76.4k              $35.6k
          - Net revenue per FTE          $226k               $141k
          - Earning assets per FTE       $3.7m               $2.2m
          - Efficiency ratio             41.3%               56.6%


+  DEMONSTRATED PERFORMANCE WITH CNB ACQUISITION

          - Net income per FTE at announcement (6/99)       $35.0k
          - Consol. Indiana NI per FTE - Q3 2000            $77.8k

Disciplined Pricing
--------------------------------------------------------------------------------



                                                    FITB/OK                   Selected (3)
                              Fifth Third    Transaction Multiples       Transaction Multiples      Peer
                              Multiples    Absolute     Relative (2)   Absolute     Relative (2)   Market (4)
PRICE AS A MULTIPLE OF:
  LTM EPS                     26.9x        15.7x        58.5%          14.8x         91.3%          16.0x
  2001E EPS                   22.0         14.2         64.5           13.2         100.5           13.3
  2001E EPS
    Adj. for Synergies (1)    22.0         11.2         51.0           11.8          77.3            --

  Book Value                  4.43         2.88         65.0           2.34          70.6           2.46
Tangible Book Value           4.93         3.12         63.3           2.69          69.0           2.83
Pro Forma Target Ownership                   18%                        16%



(1) Assumes synergies are fully phased-in in 2001.
(2) Represents transaction multiple as a percentage of Fifth Third multiple.
(3) Median of the following transactions: CMA/IMP, FSR/USB, FBF/SUB, MTB/KSTN,
    WFC/FSCO, NCBC/CCB, BBT/OV, FITB/BNK, FSR/MTL, FBF/BKB.
(4) High Performing Bank Peer Group median include: MI, MRBK, MTB, NCBC, TCB,
    ZION.

Ongoing Superior Performance Measures
--------------------------------------------------------------------------------

                                                      PRO FORMA
LTM - 9/00                 FIFTH THIRD    OLD KENT    COMBINED (1)
---------------------------------------------------------------
  ROACE                       20.0 %        20.7 %       21.8 %
  ROAA                        1.94          1.47         1.93
  Efficiency Ratio (2)        41.3          56.6         42.9

  Tangible Common Ratio       8.91 %        6.50 %       8.09 %
  Leverage Ratio              9.99          7.24         9.04



(1) LTM 9/30 pro forma combined for ROACE, ROAA and Efficiency Ratio assuming full 20% of Old Kent controllable non-interest expenses, and excludes non-recurring items.
(2) LTM 9/30 excludes amortization of intangibles.

FITB Continues to Deliver Industry-Leading Returns
--------------------------------------------------------------------------------

ROE (1)
-------------------------------------------
  1   Bank Of New York               26.6%
  2   Mellon Financial               25.2
-------------------------------------------
| 3   FITB / OK *                    21.8 |
-------------------------------------------
  4   Northern Trust Corp.           21.8
  5   Comerica                       21.4
  3   US Bancorp (pro forma) *       21.1
  7   PNC Financial Serv.            20.8
  8   Synovus Financial              20.0
  9   FleetBoston Financial          17.8
 10   Bank of America                17.1




ROA
-------------------------------------------
  1   Mellon Financial             2.11%
  2   Synovus Financial            1.94
-------------------------------------------
| 3   FITB / OK *                  1.93   |
-------------------------------------------
  4   US Bancorp (pro forma) *     1.89
  5   Wells Fargo & Co.            1.86
  6   Comerica                     1.85
  7   Bank Of New York             1.83
  8   PNC Financial Serv.          1.78
  9   National City Corp.          1.56
 10   SunTrust Banks, Inc.         1.44




EFFICIENCY
-------------------------------------------
  1   US Bancorp (pro forma) *     42.7%
-------------------------------------------
| 2   FITB / OK *                  42.9   |
-------------------------------------------
  3   Comerica                     46.6
  4   Bank Of New York             49.5
  5   Bank of America              51.4
  6   Southtrust Corp.             51.4
  7   BB&T Corp.                   52.2
  8   Wachovia Corp.               54.1
  9   FleetBoston Financial        55.5
  10  National City Corp.          56.9




LT GROWTH
-------------------------------------------
-------------------------------------------
| 1   FITB / OK               16.0%
-------------------------------------------
  2   State Street Corp.      15.0
  3   Synovus Financial       15.0
  4   US Bancorp              14.0
  5   Wells Fargo & Co.       13.0
  6   Bank Of New York        13.0
  7   Mellon Financial        13.0
  8   Northern Trust Corp.    13.0
  9   FleetBoston Financial   12.0
 10   BB&T Corp.              12.0


Data excludes Citigroup and companies that have announced control sales
(1) For U.S. banking institutions with leverage ratio > 6.75%

LT EPS Growth Rate Source: IBES
* 9/30 LTM combined financial data adjusted to reflect 100% of announced cost savings

Accelerating EPS Growth Accelerating EPS Growth
--------------------------------------------------------------------------------


                              [BAR GRAPH DEPICTING
           FIFTH THIRD STAND ALONE IBES EPS FOR THE FOLLOWING YEARS:

          YEAR        EPS
          ----------------
          1995      $ 0.88    |
          1996      $ 1.03    |
          1997      $ 1.17    |-->  16% CAGR
          1998      $ 1.40    |
          1999      $ 1.61    |


                              PRO FORMA
          YEAR        EPS        EPS
          -----------------------------
          2000E     $ 1.88                |       Post-Transaction:      18+%
          2001E     $ 2.18    $ 2.43      |--->
          2002E     $ 2.50    $ 2.81      |       Wall Street Estimates:  15%  ]




N.B. Fifth Third historical EPS restated for 3:2 stock split.

Midwestern Powerhouse with Superior Performance
--------------------------------------------------------------------------------

Traditional Banking
-------------------
                              MKT       PRICE/     LTM     IBES L-T
RANK INSTITUTION              CAP       2001E      ROE     GR. RATE
-------------------------------------------------------------------
  1  FIFTH THIRD / OLD KENT  $27.9      22.0x     21.9%     16.0%
  1  FIFTH THIRD              23.0      22.0      20.0      15.0
  2  State Street             21.4      30.4      24.9      15.0
  3  Synovus                   6.5      20.4      19.9      15.0
  4  U.S. Bancorp             31.4      10.2      19.9      14.0
  5  Wells Fargo              79.7      15.4      17.7      13.0
  6  Bank of New York         41.4      24.8      24.6      13.0
  7  Mellon Financial         22.8      19.8      24.9      13.0
  8  Northern Trust           19.4      34.8      21.8      13.0
  9  Bank of America          72.0       7.0      18.3      12.0
 10  J.P. Morgan Chase        77.4       9.5      18.1      12.0
 11  FleetBoston              37.1       9.2      19.6      12.0
 12  BB&T                     13.0      12.6      15.5      12.0
 13  SunTrust                 14.5       9.8      18.8      11.5
 14  OLD KENT                  3.5      10.0      20.7      11.0
 15  Comerica                  9.2       9.7      20.4      10.5

     MEDIAN                  $22.9      14.0x     20.0%     13.0%


Growth Financial Services
-------------------------
                              MKT       PRICE/     IBES L-T
RANK INSTITUTION              CAP       2001E      GR. RATE
-----------------------------------------------------------
  1  Capital One             $10.3      18.1x       25.0%
  1  Charles Schwab           40.8      38.3        20.0
  2  MBNA                     31.0      19.7        20.0
  3  FIFTH THIRD / OLD KENT   27.9      22.0        16.0
  4  State Street             21.4      30.4        15.0
  5  Synovus                   6.5      20.4        15.0
  6  AXA                      23.9      19.8        15.0
  7  Citigroup               229.5      16.6        15.0
  8  Morgan Stanley           78.3      12.4        14.5
  9  AIG                     225.2      34.8        14.0
 10  American Express         74.6      23.9        13.8
 11  Northern Trust           19.4      34.8        13.0
 12  Bank of New York         41.4      24.8        13.0
 13  Mellon                   22.8      19.8        13.0
 14  Merrill Lynch            51.7      15.8        13.0
 15  Goldman Sachs            42.3      13.4        13.0

     MEDIAN                  $35.9      20.1x       14.8%





N.B. Implied pro forma market capitalization does not include sYnergies and based on announced transaction value.

Selected Growth Companies
--------------------------------------------------------------------------------


                   [LINE GRAPH DEPICTING THE FOLLOWING DATA:




COMPANY                  PRICE/               PRICE/2001E TO
                         2001E       5-YEAR IBES LONG-TERM GROWTH RATE
----------------------------------------------------------------------
Yahoo Inc.               88.4                     1.84x
Cisco Sys Inc            52.8                     1.62x
Coca Cola Co             35.5                     2.54x
GE                       35.3                     2.36x
Northern Trust           34.8                     2.68x
AIG                      34.8                     2.48x
Pfizer Inc.              33.3                     1.59x
Colgate Palmolive        31.1                     2.40x
Merck                    27.8                     2.32x
Pepsico Inc.             27.0                     2.07x
Bank of New York         24.8                     1.91x
FIFTH THIRD              22.0                     1.47x
IBM                      20.3                     1.57x                    ]




N.B. Numbers inside bars represent P/2001E to 5-year IBES long-term growth rate.
     Numbers above bars represent price to 2001 earnings

--------------------------------------------------------------------------------

                 CONSISTENTLY EXECUTING CONSISTENTLY EXECUTING
                  LOW RISK TRANSACTIONS LOW RISK TRANSACTIONS

--------------------------------------------------------------------------------

Low Execution Risk
--------------------------------------------------------------------------------

   + Proven acquisition track record augmented by: Proven acquisition track record augmented by:

         Combination of 2 superior performing banks

         Contiguous and similar Midwest markets

         Local management teams & traditional affiliate structure

         Both institutions on single operating platform

         Fifth Third experienced with integrating Old Kent's systems

   +  Thoughtful & deliberate approach to merger integration

         Conservative assumptions

         Realistic timetable (25% in `01....75% in `02....and 100% in `03)

         Careful attention to preservation of revenues and growth rates



                                                           Previous FITB Transactions
                                                           --------------------------
                                                   At Announcement                Realized
                                                 --------------------         -----------------
                                  Old Kent                      Market                       Market
                                 Transaction     In-Market     Extension       In-Market    Extension
                                 ---------------------------------------------------------------------
        Cost Savings as % of          20%           30%            20%           >35%           >25%
        Target Overhead


Consistency of Culture
--------------------------------------------------------------------------------

  +   Both committed to superior financial performance
        Fifth Third & Old Kent each have over 25 consecutive years of increased earnings

  +   Commitment to sales culture

  +   Top-tier capital ratios and ratings

      Tangible Common Ratio     -- to remain at 9.00*
      Leverage Ratio            -- to remain at 10.00*
      Ratings                   -- maintain AA/Aa ratings

  +   Both Fifth Third and Old Kent maintain pristine asset quality profiles


   * Target ratio at closing

Good Balance: Corporate, Retail & Fee Income Good Balance: Corporate, Retail & Fee Income
--------------------------------------------------------------------------------

  +    Continuity of business mix
  +    Diversified sources
  +    Core components:
        - Corporate Banking
        - Retail Banking
        - Fee Generating Businesses


     [PIE CHART ENTITLED "NET INCOME OLD KENT" DEPICTING THE FOLLOWING DATA


        CORPORATE BANKING       23%
        RETAIL BANKING          44%
        TREASURY/OTHER          17%
        MORTGAGE BANKING         6%
        INVESTMENT/ INSURANCE   10%                                        ]


[PIE CHART ENTITLED "NET INCOME FIFTH THIRD" DEPICTING THE FOLLOWING DATA


        COMMERCIAL BANKING      30%
        RETAIL BANKING          49%
        DATA PROCESSING          9%
        ADVISORY SERVICES        9%
        OTHER                    3%                                        ]

[PIE CHART ENTITLED "PRO FORMA NET INCOME" DEPICTING THE FOLLOWING DATA

        COMMERCIAL BANKING      29%
        RETAIL BANKING          44%
        DATA PROCESSING          7%
        MORTGAGE BANKING         5%
        ADVISORY SERVICES        9%                                        ]



N.B. Segment date shown for the nine months ended September 30, 2000

Consistency of High Credit Quality Culture
--------------------------------------------------------------------------------
   No borrower or sector concentration issues
   Average commercial loan balance = $2.8 m
   History of high reserve coverage & low charge-offs


                [BAR GRAPH ENTITLED "NPAS/LOANS + LEASES + OREO"
                DEPICTING OK AND FITB VALUES AS COMPARED TO THE
             LARGE CAP BANK INDEX BETWEEN THE YEARS 1994 AND 2000]

                  [BAR GRAPH ENTITLED "LOAN LOSS RESERVE/NPAS"
                DEPICTING OK AND FITB VALUES AS COMPARED TO THE
             LARGE CAP BANK INDEX BETWEEN THE YEARS 1994 AND 2000]

                [BAR GRAPH ENTITLED "NET CHARGE-OFFS/AVG LOANS"
                DEPICTING OK AND FITB VALUES AS COMPARED TO THE
             LARGE CAP BANK INDEX BETWEEN THE YEARS 1994 AND 2000]

Management Management
--------------------------------------------------------------------------------

  + Adds experienced local management to expand Fifth Third's affiliate bank network

  + Additional product line depth in Investment Advisory, Commercial and Residential Mortgage

  +   Old Kent Management has same shareholder focus

Name                   Age   New Position
----                   ---   ------------
David J. Wagner         46   Chairman & CEO - Michigan Bank
Robert H. Warrington    53   President - Mortgage Banking Business
Kevin T. Kabat           43   President - Grand Rapids Affiliate

Maintain Decentralized Structure
--------------------------------------------------------------------------------

   Fifth Third affiliate bank structure designed to:
      Enhance growth
      Clear and local sales accountability and communication
      All product-lines report to local affiliate CEO
      Significant "at-risk" salesperson compensation structure

   Local management and boards to best serve customers

   Transaction creates 3 new Fifth Third affiliates:
      Grand Rapids
      Chicago (combined with existing Northern Indiana Fifth Third affiliate) Detroit
      Northern Michigan

FITB Affiliate Banks
--------------------------------------------------------------------------------

  + Old Kent affiliates will represent a significant portion of the combined franchise


FITB Affiliates          Assets     Deposits      Branches     President          Years @ 5/3
Cincinnati               $11.7        $8.0          100        G. Schaefer, Jr.      28
Grand Rapids              12.1         7.9          173        K. Kabat              --      OK Affiliate (c)
Chicago                    8.0         6.7          100        B. Stamper (a)        14      OK Affiliate
Southern Indiana           5.1         2.4           58        J. Daniel (b)          1
Dayton                     4.9         2.8           65        D. Sadlier             9
Detroit                    3.7         3.0           74        TBD                   --      OK Affiliate
Columbus                   4.1         2.5           59        P. Fehring            20
Toledo                     4.1         2.6           44        B. Sullivan (b)        1
Central Indiana            3.9         2.6           82        M. Alley              14
Cleveland                  3.7         2.4           75        R. King               24
Northern Michigan          1.5         1.1           21        TBD                   --      OK Affiliate
Louisville                 2.0         1.0           40        J. Gaunt              31
Northern Kentucky          1.3         0.9           28        T. Rawe               24
Arizona                    1.0         0.4           11        B. Robert (b)          2
Lexington                  1.0         0.4           17        S. Barnes              6
Ohio Valley                1.0         0.6           23        S. Greenlee           10
Florida                    0.5         0.3           10        C. Kvetko             12
----------------------------------------------------------------------------------------------
(a) Current Fifth Third executive.
(b) Indicates executives who have joined FITB from acquired institutions.
(c) Includes pending acquisitions.




Record of Successful Acquisition Integration
--------------------------------------------------------------------------------

  +   Proven ability to improve target profitability
  +   Fifth Third has always delivered on acquisition promises

--------------------------------------------------------------------------------
|  Affiliate                             Year      ROA at    2000     % of
                                       Acquired   Purchase    ROA    Market Cap
--------------------------------------------------------------------------------

   Central Indiana (CNB Bancshares)      1999      1.38%     1.75%   )
   Southern Indiana ( " " )              1999      1.42      1.50    |>  9.9%
   Northern Indiana ( " " )              1999      1.00      1.33    )
   Western Ohio (CitFed*)                1998      0.87      1.64        4.7
   Columbus, Ohio (State SB*)            1998      1.26      2.08        5.4
   Louisville, Kentucky (Cumberland*)    1994      0.85      1.62        4.1
   Northwestern Ohio                     1989      0.97      2.18        20.1


   * Thrift Institution
                                       33

Perspective on Deal Size
--------------------------------------------------------------------------------

  +   No dimunition of FITB culture, OK easily assimilated

  + Fifth Third's most recent acquisition (CNB) is fully integrated and performing at FITB performance levels

  +   As compared to many recent bank M&A transactions:

        Low deal value as % of market capitalization

        Lower year 1 phased-in cost savings assumptions

        Strong financial position affords Fifth Third the opportunity to preserve revenues and growth rates

  +   IRR estimate exceeds previous Fifth Third transaction IRRs

Linking Share Ownership to Behavior
--------------------------------------------------------------------------------

   Implementation of Fifth Third's incentive programs

   Key components
   - Performance based incentive compensation
   - Variable bonus level tied to high performance targets
   - All front-line managers have and will continue to participate in Fifth Third option grant program
   - Significant personal investment by Fifth Third team in FITB stock
   - Old Kent executives will have significant ownership as well

   Share Ownership mindset:
                                           FITB        OK
                                           ----        --
- % of Employees Owning Shares              77%        33%
- # of Officers Receiving Options         2,250      1,750
- % ownership by Employees & Directors     9.7%       6.5%

--------------------------------------------------------------------------------

                           PRO FORMA FINANCIAL IMPACT

--------------------------------------------------------------------------------

Immediately Accretive to EPS
--------------------------------------------------------------------------------

  Dollars in millions, except per share amounts.


PROJECTED NET INCOME                            2001            2002
-----------------------------                 --------        --------
        Fifth Third                            $1,038          $1,190
        Old Kent                                  346             373
                                              --------        --------
        Pro Forma Combined                     $1,384          $1,563
        After Tax Cost Savings                     23              69
                                              --------        --------
Pro Forma Earnings                             $1,407          $1,632

Average diluted shares O/S (millions)             580             580
        Pro Forma EPS                           $2.43           $2.81
        Fifth Third Stand-Alone EPS              2.18            2.50
----------------------------------------------------------------------
EPS ACCRETION EPS ACCRETION                     11.3%           12.5%
----------------------------------------------------------------------

N.B. Earnings based on mean IBES estimates as of November 16, 2000 and 9/30/00 average FD shares outstanding.
(1) Assumes synergies are 25% realized in 2001, and 75% in 2002, and 100% thereafter.
(2) Pro forma.

Conservative Cost Savings
--------------------------------------------------------------------------------

Dollars in millions.

                                OLD KENT            COST            % OF
                                  LTM              TAKEOUT        OLD KENT
---------------------------------------------------------------------------
Salaries & Benefits              $377                $95             25%
Occupancy & Equipment             110                 16              14
Other                             224                 31              14
                                ------             ------          ------
TOTAL                            $711               $142             20%

Taxes                                                (50)
                                                   ------
Cost Takeouts (After-Tax)                            $92
                                                   ------
                                                   ------

N.B. Synergies are expected to be realized 25% in 2001, 75% in 2002, and 100% thereafter.
(1) Excludes amortization of intagibles and non-recurring expenses.

Merger Related Charges
--------------------------------------------------------------------------------

        Dollars in millions.

        Employee-related Costs                          $77

        Conversion Costs                                 50

        Duplicate Facilities / Equipment                 39

        Conforming Policies / Balance Sheet              80

        Other                                            58
                                                    ----------
                TOTAL (PRE-TAX)                        $304
                                                    ----------
                                                    ----------
                TOTAL (AFTER-TAX)                      $235
                                                    ----------
                                                    ----------

(1) Approximately equally divided between conforming credit adjustments and balance sheet items.
(2) Effective tax rate reflects impact of nondeductible items.

Transaction Summary Transaction Summary
--------------------------------------------------------------------------------

- GOOD FIT WITH FIFTH THIRD EXISTING BUSINESS

- ENHANCES REVENUE GROWTH POTENTIAL

- FINANCIALLY COMPELLING - OVERALL AND ON A PER SHARE BASIS

- LOW EXECUTION RISK

- EXAMPLE OF FIFTH THIRD FINANCIAL STRENGTH AND VALUATION PROVIDING FLEXIBILITY TO ACQUIRE ATTRACTIVE BUSINESSES

--------------------------------------------------------------------------------

                                    APPENDIX

--------------------------------------------------------------------------------

Combined Balance Sheet
--------------------------------------------------------------------------------

     Dollars in millions.

                                  FIFTH THIRD      OLD KENT      PRO FORMA
----------------------------------------------------------------------------
     Cash & Securities              $15,872         $4,660        $20,532
     Gross Loans                     26,299         15,617         41,916
       Allowance for Loan Losses       (384)          (224)          (608)
     Other Assets                     2,609          2,466          5,075
                                  -----------     -----------    -----------
       Total Assets                 $44,396        $22,519        $66,915
                                  -----------     -----------    -----------
                                  -----------     -----------    -----------
     Deposits                       $25,474        $16,758        $42,232
     Other Liabilities               14,313          4,059         18,372
     Capital Securities                 173            100            273
     Total Equity                     4,436          1,602          6,038
                                  -----------     -----------    -----------
       Total Liabilities & Equity   $44,396        $22,519        $66,915
                                  -----------     -----------    -----------
                                  -----------     -----------    -----------


N.B. Financial data as of September 30, 2000

Loan Comparison
--------------------------------------------------------------------------------

     Dollars in millions.

                               FIFTH THIRD        OLD KENT        PRO FORMA
                              LOANS     %      LOANS      %      LOANS      %
----------------------------------------------------------------------------
Commercial & Industrial      $8,665    33%    $4,277     27%   $12,942     31%
Commercial Real Estate        2,878    11      3,190     20      6,068     14
Construction                  1,220     4      1,644     11      2,864      7
Residential Real Estate       5,238    20      1,328      9      6,566     16
Consumer                      8,298    32      5,178     33     13,476     32
                              -----  -----     -----   -----     -----   -----
  TOTAL                     $26,299   100%   $15,617    100%   $41,916    100%

  Yield                              8.47%             9.03%             8.67%

N.B. Financial data as of September 30, 2000.

Deposit Comparison
--------------------------------------------------------------------------------

     Dollars in millions.

                              FIFTH THIRD        OLD KENT        PRO FORMA
                            DEPOSITS     %    DEPOSITS     %    DEPOSITS    %
----------------------------------------------------------------------------
Demand Deposits               $4,041    16%     $2,239    13%    $6,280    15%
Int.-bearing Transaction       9,863    39       6,145    37     16,008    38
Time & Foreign                11,570    45       8,374    50     19,944    47
                              ------  ------    ------  ------   ------  ------
  TOTAL                      $25,474  100.0%   $16,758   100%   $42,232   100.0%

  Rate                                 4.03%            4.28%              4.12%

N.B. Financial data as of September 30, 2000.




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


Noninterest Income Comparison
--------------------------------------------------------------------------------

     Dollars in millions.

                              FIFTH THIRD        OLD KENT       PRO FORMA
                             AMOUNT      %    AMOUNT      %    AMOUNT     %
----------------------------------------------------------------------------
Investment Advisory            $195     20%      $85     19%     $280    20%
Insurance                       ---     ---       24      5        24     2
Data Processing                 224     23       ---     ---      224    16
Service Charges on Deposits     207     21        81     18       288    20
Mortgage Banking                 82      8       183     40       265    18
Other                           260     28        82     18       342    24
Securities Gains                  2     ---      ---     ---        2    ---
                               -----   -----    -----   -----    -----  -----
TOTAL                          $970    100%     $455    100%   $1,425   100%

N.B. Financial data is for the twelve months ended September 20, 2000.




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


Credit Quality
--------------------------------------------------------------------------------

                                  FIFTH THIRD      OLD KENT      PRO FORMA
----------------------------------------------------------------------------
Allowance/Loans + Leases              1.48%          1.43%          1.47%

Net Charge-offs/
Average Loans + Leases                0.28           0.25          0.27

NPA's/Loans + Leases + OREO           0.65           0.75          0.69

Allowance/Non-performing Assets        228            190           213


N.B. Non-performing assets include loans + leases 90 or more days past due still accruing.
Financial data as of September 30, 2000.




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